Exhibit 10.26

AMENDMENT

TO

AMENDED AND RESTATED COLLABORATION AGREEMENT

This AMENDMENT (the “Amendment”), dated as of January 18, 2012 (the “Amendment Date”), further amends the AMENDED AND RESTATED COLLABORATION AGREEMENT, dated January 24, 2007, as previously amended on July 31, 2008 and November 6, 2009 (the “Amended Agreement”) between DYAX CORP. (“Dyax”) and MERRIMACK PHARMACEUTICALS, INC. (“Merrimack”).  Terms not otherwise defined herein shall have the respective meanings attributed to them in the Amended Agreement.

WHEREAS, Dyax and Merrimack wish to amend the Amended Agreement to allow Merrimack to utilize the services and capabilities of third parties to research and develop Dyax Antibodies in accordance with the terms and conditions set forth in the Amended Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Section 3.1(a) of the Amended Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(a)                                 Research License. Subject to the terms and conditions of this Agreement, including the restrictions set forth in Section 3.2 and the payment obligations set forth in Article 4, Dyax hereby grants to Merrimack and its Affiliates a world-wide, non-exclusive, royalty-free, non-transferable license (with the right to sublicense), under the Dyax Patent Rights, Dyax Research Know-How, Dyax Antibody Information, Dyax Antibody IP and CAT Patent Rights to use Dyax Research Materials and to research, develop and make Dyax Antibodies, solely in the Research Field.

2.                                      Except as expressly provided otherwise in this Amendment, all provisions of the Amended Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

3.                                      From and after the Amendment Date, the term “Agreement” as used in the Amended Agreement shall mean the Amended Agreement, as further amended hereby.

4.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date set forth above.

DYAX CORP.		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Andrew Ashe	By:	/s/ Edward J. Stewart

Name:	Andrew Ashe	Name:	Edward J. Stewart

Title:	VP + GC	Title:	SVP